Exhibit 99.1

Company Investor/ Media Contact:
dj Orthopedics, Inc.
Mark Francois
Director of Investor Relations
(760) 734-4766
mark.francois@djortho.com

DJ ORTHOPEDICS ACQUIRES CONNECTICUT BASED STOCK AND BILL BUSINESS OF
SUPERIOR MEDICAL EQUIPMENT, LLC

SAN DIEGO, March 14, 2005, — dj Orthopedics, Inc., (NYSE: DJO), a global medical device company specializing in rehabilitation and regeneration products for the non-operative orthopedic and spine markets, today announced the acquisition of substantially all of the assets of Superior Medical Equipment, LLC (SME) for approximately $3.7 million, plus additional payments based on achievement of certain operating targets.  SME is a specialized provider of orthopedic soft goods and custom and off the shelf rigid bracing products, through a stock and bill business similar to dj Orthopedics’ OfficeCare® segment.  SME began operations in 1996 and currently has approximately 46 customer locations in Connecticut, where dj Orthopedics has not previously had an OfficeCare presence.  The acquired business of SME generated approximately $3 million in revenue in 2004.

“We are pleased to announce the acquisition of SME, a rapidly growing and profitable stock and bill business that is a complementary addition to our OfficeCare sales channel,” said Les Cross, CEO of dj Orthopedics.  “We are also pleased to welcome the SME team to dj Orthopedics, including John Flynn, owner.  The strong customer relationships they have forged provide us with immediate market expansion for our OfficeCare segment in this important New England market.  Furthermore, we are excited about the prospects of selling our full range of products, including our DonJoy Regeneration products, through SME.”

“We are very pleased to be part of the dj Ortho team,” said John Flynn, owner and president of Superior Medical Equipment.  “Our customers will benefit from the combined strength of the two companies.  Clinicians utilizing Superior’s custom bracing or in-office stock and bill programs will get immediate access to the DonJoy and ProCare product lines, including DonJoy’s Defiance ACL/PCL/OA braces, as well as DonJoy’s Regeneration products.  We look forward to continuing to grow our business with dj Orthopedics.”

About dj Orthopedics, Inc.

dj Orthopedics is a global medical device company specializing in rehabilitation and regeneration products for the non-operative orthopedic and spine markets.  The Company’s broad range of over 600 rehabilitation products, including rigid knee braces, soft goods and pain management products, are used in the prevention of injury, in the treatment of chronic conditions and for recovery after surgery or injury.  The Company’s regeneration products consist of bone growth stimulation devices that are used to treat nonunion fractures and as an adjunct therapy after spinal fusion surgery.

The Company sells its products in the United States and in more than 40 other countries through networks of agents, distributors and its direct sales force that market its products to orthopedic and podiatric surgeons, spine surgeons, orthopedic and prosthetic centers, third-party distributors, hospitals, surgery centers, physical therapists, athletic trainers and other healthcare professionals.  For additional information on the Company, please visit www.djortho.com

Safe Harbor Statement

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934.  Such statements relate to, among other things, the Company’s strategy and prospects for growth as a result of the acquisition of substantially all of SME’s assets and business.  The words “believe,” “should,” “expect,” “intend,” “estimate” and “anticipate,” variations of such words and similar expressions identify forward-looking statements, but their absence does not mean that a statement is not a forward-looking statement.  These forward-looking statements are based on the Company’s current expectations and are subject to a number of risks, uncertainties and assumptions.  The Company undertakes no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise.  Among the important factors that could cause actual results to differ significantly from those expressed or implied by such forward-looking statements are risks relating to the successful transition of customers of SME to the Company, the successful integration of the employees and operations of SME into the Company, the ability to grow the business acquired from SME in Connecticut and surrounding areas and achieve the margins and profitability levels planned, and other more general risk factors detailed in our Annual Report on Form 10-K for the 2004 calendar year, filed on March 4, 2005 with the Securities and Exchange Commission.

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